EXHIBIT 23
KB HOME AND CONSOLIDATED SUBSIDIARIES
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of KB Home
      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1986 Stock Option Plan (No. 33-11692); the Registration Statement on Form S-8 pertaining to the 1988 Employee Stock Plan, the 1998 Stock Incentive Plan, the Performance-Based Incentive Plan for Senior Management, the Non-Employee Directors Stock Plan, the 401(k) Savings Plan, the 1999 Incentive Plan, the 2001 Stock Incentive Plan, certain stock grants and the resale of certain shares by officers of the Company (No. 333-129273); and the Registration Statements on Form S-3 (No. 333-14977, No. 333-41549, No. 333-51825, No. 333-51825-01, No. 333-71630 and No. 333-120458), as amended, of KB Home; of our reports dated February 9, 2006, with respect to the consolidated financial statements of KB Home; KB Home management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of KB Home included in the Annual Report (Form 10-K) for the year ended November 30, 2005.

Los Angeles, California
February 9, 2006